UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2004

CRT PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

1-9997	59-2898045

Commission File Number)	(IRS Employer Identification No.)

225 NE MIZNER BOULEVARD, SUITE 200 BOCA RATON, FLORIDA	33432

(Address of Principal Executive Offices)	(Zip Code)

(561) 395-9666

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Reports)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 2, 2004, the Company entered into a purchase and sale agreement with the WHML-S Real Estate Limited Partnership, an unrelated third party, to acquire a 437,000 rentable square foot class “A” office building for a purchase price of approximately $39 million (plus closing and other costs). The building, located in Dallas, Texas, is comprised of two interconnected towers consisting of Tower 1 with 8 floors, and Tower 2 with 11 floors, and is situated on approximately 10.1 acres with an attached four-story parking garage. In connection with this acquisition, the Company will enter into a joint venture with Wilcox Capital Group, whereby the Company will own 75% of the venture. Pending the Company’s successful completion of due diligence on the property, the acquisition of Signature Place would be expected to close during the fourth quarter of 2004 and will be financed with proceeds from a non-recourse mortgage and the balance of the equity required of the Company will be drawn on the Company’s revolving line of credit.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRT PROPERTIES, INC.
Dated: November 8, 2004	By:	/s/ Steven A. Abney
Steven A. Abney
		Title:	Vice President, Finance and Chief Accounting Officer (Principal Financial Officer)